As filed with the Securities and Exchange Commission on August 3, 1999
                          Registration No. 333-
                                               --------
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                              --------------------


                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              IEC ELECTRONICS CORP.
             (Exact name of Registrant as specified in its charter)


            Delaware                               13-3458955
(State or other jurisdiction of           (IRS Employer Identification Number)
incorporation or organization)

                    105 Norton Street, Newark, New York 14513
                                 (315) 331-7742
          (Address, including zip code, and telephone number, including area code, of Registrant's principal executive office)

                              IEC ELECTRONICS CORP.
                             1993 Stock Option Plan
                              (Full title of plan)


                               Russell E. Stingel
                Chief Executive Officer and Chairman of the Board
                              IEC Electronics Corp.
                                105 Norton Street
                                Newark, NY 14513
                            Telephone: (315) 331-7742
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                                    Copy to:

                           Martin S. Weingarten, Esq.
                Boylan, Brown, Code, Fowler, Vigdor & Wilson, LLP
                                2400 Chase Square
                               Rochester, NY 14604


                                Page 1 of 7 Pages
                             Exhibit Index at Page 6

                       CALCULATION OF REGISTRATION FEE


--------------------------------------------------------------------------------

                              Proposed       Proposed
                              Maximum        Maximum
Title of                      Offering       Aggregate
Securities to  Amount to be   Price Per      Offering     Amount of
be Registered  Registered(1)   Share(2)      Price(2)     Registration Fee
-------------  -------------  ----------     ---------    ----------------

Common Stock,  500,000 shares $3.6875        $1,843,750     $558.71
$.01 par value

--------------------------------------------------------------------------------

      (1) The number of shares of Common Stock to be registered may be adjusted in accordance with the provisions of the IEC Electronics Corp. 1993 Stock Option Plan (the "Plan") in the event that, during the period the Plan is in effect, there is effected any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend or any other increase or decrease in the number of shares or the payment of a stock dividend or any other increase or decrease in the number of such shares effected without receipt of consideration by the Registrant. Accordingly, this Registration Statement covers, in addition to the number of shares of Common Stock stated above, an indeterminate number of shares which by reason of any such events may be issued in accordance with the provisions of the Plan.

      (2) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933 and based upon the average of the high and low sales prices of the Registrant's shares of Common Stock as reported on the Nasdaq National Market on July 30, 1999.

                   STATEMENT OF INCORPORATION BY REFERENCE

      This Registration Statement is filed pursuant to General Instruction E of Form S-8 for the purpose of registering additional shares of Common Stock, par value $.01 per share (the "Common Stock"), of IEC Electronics Corp., a Delaware corporation (the "Registrant"), issuable pursuant to the IEC Electronics Corp. 1993 Stock Option Plan (the "Plan"). The Registrant's previously filed Registration Statements on Form S-8 (No. 33-79360 and No. 333-4634), as filed with the Securities and Exchange Commission (the "Commission") on May 25, 1994 and May 3, 1996, respectively, are hereby incorporated by reference.

      Upon this Registration Statement's effectiveness, there will be 1,400,000 shares registered under the Plan, 600,000 shares from Registration Statement No. 33-79360, 300,000 shares from Registration Statement No. 333-4634 and 500,000 shares from this Registration Statement on Form S-8.

                                     PART II

      Item 5.           Interests of Named Experts and Counsel.

      Legal matters in connection with the Common Shares issuable under the Plan will be passed upon by Messrs. Boylan, Brown, Code, Fowler, Vigdor & Wilson, LLP, 2400 Chase Square, Rochester, NY 14604. Justin L. Vigdor, a partner of this firm, is a director and Assistant Secretary of the Registrant, and Martin S. Weingarten, counsel to this firm, is Secretary of the Registrant. Mr. Vigdor owns and has options to purchase shares of Common Stock of the Registrant, and Mr. Weingarten has options to purchase shares of Common Stock of the Registrant.

      Item 8.           Exhibits.

      See Exhibit Index.

                                  SIGNATURES


      Pursuant to the requirement of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and had duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Village of Newark, State of New York on August 3, 1999.

                                   IEC Electronics Corp.


                                   By: /s/ Russell E. Stingel
                                   --------------------------
                                   Russell E. Stingel
                                   Chief Executive Officer and Chairman
                                   of the Board

                              POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints each of Russell E. Stingel and Justin L. Vigdor, acting alone or together, as such person's true and lawful attorney-in-fact and agent with full powers of substitution and revocation, for such person and in such person's name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on August 3, 1999.

                  Signature                   Title


            /s/ Russell E. Stingel            Director, Chief Executive Officer
            ----------------------            and Chairman of the Board
            Russell E. Stingel

            /s/ Patricia A. Bird              Controller
            --------------------             (Principal Accounting Officer)
            Patricia A. Bird


            /s/ David J. Beaubien             Director
            ---------------------
            David J. Beaubien


            /s/ Thomas W. Folger              Director
            --------------------
            Thomas W. Folger


            /s/ W. Barry Gilbert              Director
            --------------------
            W. Barry Gilbert


            /s/ Robert P. B. Kidd             Director
            ---------------------
            Robert P.B. Kidd


            /s/ Eben S. Moulton               Director
            ---------------------
            Eben S. Moulton


            /s/ Justin L. Vigdor              Director
            --------------------
            Justin L. Vigdor

                                  EXHIBIT INDEX


   Exhibit
      Number                        Description                   Location

      4.1                 IEC Electronics Corp.         Incorporated by
                          Compensation Plan for         reference to
                          Non-Employee Directors        Exhibit 10.9 of
                                                        Registrant's
                                                        Annual Report on
                                                        Form 10-K for the
                                                        year ended
                                                        September 30, 1998.

      5.1                 Opinion and consent of Boylan,            *
                          Brown, Code, Fowler, Vigdor &
                          Wilson, LLP, counsel for the
                          Registrant as to the legality of
                          the shares of Common Stock
                          being registered

      23.1                Consent of Arthur Andersen LLP,           *
                          Independent Public Accountants

      23.2                Consent of Boylan, Brown, Code, Included in Exhibit
                          Fowler, Vigdor & Wilson, LLP    5.1 to thisRegistra-
                                                          tion Statement
















      * Included as part of the electronic submission of this Registration Statement.

                                                                     Exhibit 5.1

                                                August 3, 1999

IEC Electronics Corp.
105 Norton Street
Newark, NY  14513

      Re:   Registration Statement on Form S-8
            for the IEC Electronics Corp. 1993 Stock Option Plan

Ladies and Gentlemen:

      We have acted as counsel to IEC Electronics Corp., a Delaware corporation (the "Registrant"), in connection with the registration under the Securities Act of 1933, as amended, of 500,000 shares (the "Shares") of the Registrant's Common Stock, $.01 par value per share, issuable under the IEC Electronics Corp. 1993 Stock Option Plan (the "Plan"). The Shares are being registered pursuant to a Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission on or about August 3, 1999 (the "Registration Statement").

      We have examined the Certificate of Incorporation and By-laws of the Registrant and all amendments thereto and have examined and relied on the originals, or copies certified to our satisfaction, of such records of meetings, or resolutions adopted at meetings, of the directors of the Registrant and such other documents and instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

      In our examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.

      Based upon the foregoing, we are of the opinion that the Registrant has duly authorized for issuance the Shares, and the Shares, if and when issued in accordance with the terms of the Plan, will be legally issued, fully-paid and nonassessable, assuming that the consideration actually received by the Registrant for the Shares exceeds the par value thereof.

      We hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with the Registration Statement.

                                              Very truly yours,

                                            BOYLAN, BROWN, CODE,
                                        FOWLER, VIGDOR & WILSON, LLP

                                        By:/S/Martin S. Weigarten
                                        -------------------------

Exhibit 23.1    Consent of Arthur Andersen LLP, Independent Public Accountants

                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated November 17, 1998 incorporated by reference in IEC Electronics Corporation's Form 10-K for the year ended September 30, 1998 and to all references to our firm included in this registration statement.



                                                Arthur Andersen LLP
                                                /s/Arthur Andersen LLP

Rochester, New York
   July 29, 1999